Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Quarterly Earnings of $76 Million
Strong Diversified Fee Revenue Growth Drives Results
TULSA, Okla. (Wednesday, July 30, 2014) - BOK Financial Corporation reported net income of $75.9 million or $1.10 per diluted share for the second quarter of 2014. Net income was $76.6 million or $1.11 per diluted share for the first quarter of 2014 and $79.9 million or $1.16 per diluted share for the second quarter of 2013.

Steven G. Bradshaw, President and Chief Executive Officer of BOK Financial Corporation, stated “BOK Financial delivered improved results across the organization in the second quarter. Loan growth exceeded expectations, and each of our fee-generating businesses delivered very strong sequential revenue growth. The quarter’s results reflect the earnings power inherent in our diversified business model, as several lines of business grew this quarter, including energy lending, brokerage and trading, and mortgage banking. We are very excited about the bank’s performance in Q2, and we believe our businesses are well-positioned for continued growth for the balance of 2014.”
Highlights of second quarter of 2014 included:

•
Net interest revenue totaled $166.1 million for the second quarter of 2014, up $3.5 million over the first quarter of 2014. Net interest margin was 2.75% for the second quarter of 2014 and 2.71% for the first quarter of 2014.

•
Fees and commissions revenue totaled $164.1 million for the second quarter of 2014, growing $23.2 million over the first quarter of 2014. Brokerage and trading, mortgage banking, fiduciary and asset management and transaction card revenues all experienced strong growth in the second quarter.

•
Operating expenses were $214.7 million for the second quarter, an increase of $29.6 million over the previous quarter. Personnel expense increased $19.3 million. The first quarter included a $17.2 million benefit from adjustments to accruals for incentive compensation of executive officers of the Company. Non-personnel expense increased $10.3 million.

•
No provision for credit losses was recorded in the second or first quarter of 2014. BOK Financial had net recoveries of $2.0 million for the second quarter of 2014 and $2.5 million in the previous quarter.

•
The combined allowance for credit losses totaled $192 million or 1.43% of outstanding loans at June 30, 2014 compared to $190 million or 1.45% of outstanding loans at March 31, 2014. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $145 million or 1.09% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2014 and $153 million or 1.18% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2014.

•
Average loans increased by $317 million over the previous quarter due primarily to growth in commercial loans. Average commercial loans were up $295 million, average consumer loans grew by $19 million and average commercial real estate loans increased $18 million. Period-end outstanding loan balances were $13.4 billion at June 30, 2014, a $349 million increase over March 31, 2014. Commercial loan balances increased $316 million and commercial real estate loans increased $24 million.

•
Average deposits increased $262 million over the previous quarter. Growth in demand deposit balances was partially offset by a decrease in interest-bearing transaction accounts and time deposit balances. Period-end deposits were $20.6 billion at June 30, 2014, a $182 million increase over March 31, 2014, primarily due to growth in demand deposit balances.

•
The Company's Tier 1 common equity ratio, as defined by banking regulations, was 13.46% at June 30, 2014 and 13.59% at March 31, 2014. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratio was 13.63% at June 30, 2014 and 13.77% at March 31, 2014. Total capital ratio was 15.38% at June 30, 2014 and 15.55% at March 31, 2014. The Company's leverage ratio was 10.26% at June 30, 2014 and 10.17% at March 31, 2014.

•
The Company paid a regular quarterly cash dividend of $28 million or $0.40 per common share during the second quarter of 2014. On July 29, 2014, the board of directors approved a quarterly cash dividend of $0.40 per common share payable on or about August 29, 2014 to shareholders of record as of August 15, 2014.

Net Interest Revenue
Net interest revenue increased $3.5 million compared to the first quarter of 2014. Net interest margin was 2.75% for the second quarter of 2014, up 4 basis points over the first quarter of 2014.
The yield on average earning assets was 3.02%, an increase of 3 basis points over the prior quarter. The yield on the available for sale securities portfolio increased 5 basis points to 1.96%. Excess cash flows continue to be reinvested in short-duration securities that yield around 2%. The loan portfolio yield decreased 4 basis points from the previous quarter to 3.85% primarily due to continued market pricing pressure. Funding costs increased 1 basis point over the prior quarter to 0.42%.
Average earning assets increased $180 million during the second quarter of 2014. Growth in average loan balances of $317 million over the previous quarter was partially offset by a $276 million decrease in the available for sale securities portfolio. Cash flows received from payments on the securities portfolio funded loan growth or reduced short-term borrowings. The average balance of interest-bearing cash and cash equivalents, trading securities, restricted equity securities and residential mortgage loans held for sale all increased compared to the prior quarter. Average deposits increased $262 million and the average balance of borrowed funds decreased $49 million compared to the first quarter of 2014.
Steven Nell, Chief Financial Officer, added, "We remain on track with our plans to better position the balance sheet for a rising rate environment. Year-to-date, the amortized cost of our securities portfolio decreased by $599 million, while total loans have increased by $635 million. Our goal is to allow the securities portfolio to decrease by an additional $600 million by the end of 2014, replacing those securities with high-quality loans to commercial borrowers."
Fees and Commissions Revenue
Fees and commissions revenue totaled $164.1 million for the second quarter of 2014, an increase of $23.2 million over the first quarter of 2014.
Brokerage and trading revenue increased $9.5 million over the prior quarter. Securities trading revenue increased $3.5 million. Customer hedging revenue increased by $2.2 million primarily due to $1.6 million of recoveries received from the Lehman Brothers and MF Global bankruptcies during the second quarter. Investment banking had strong growth in the second quarter, increasing $3.0 million over the previous quarter. In addition, retail brokerage revenue was also up over the prior quarter.
Mortgage banking revenue totaled $29.3 million for the second quarter of 2014, an increase of $6.5 million over the first quarter of 2014. Revenue from mortgage loan production was up $6.3 million. Outstanding commitments to originate mortgage loans grew by $159 million over March 31 to $547 million at June 30. Residential mortgage loans funded for sale totaled $1.1 billion, an increase of $363 million over the previous quarter. Approximately 41% of loans originated in the second quarter were through correspondent channels, compared to 38% in the previous quarter. Origination from the recently added Home Direct mortgage origination channel was 7% of loans originated in the second quarter, unchanged from the prior quarter. Refinanced mortgage loans represented 25% of loans originated for sale in the second quarter of 2014 compared to 32% in the first quarter of 2014. Revenue from mortgage loan servicing grew by $211 thousand due to an increase in the volume of loans serviced.

Fiduciary and asset management revenue grew by $3.8 million over the first quarter of 2014. The acquisition of MBM Advisors in the second quarter and a full quarter of revenue from the acquisition of GTRUST Financial Corporation in the first quarter added approximately $1.5 million in fiduciary and asset management revenue over the first quarter of 2014. The remainder of the increase was primarily due to the seasonal timing of tax service fees and an increase in the fair value of assets managed.
Transaction card revenue increased $2.4 million over the prior quarter. Revenue increased from processing transactions on behalf of members of our TransFund electronic funds transfer network and from merchant services fees primarily due to growth in transaction volumes. Interchange fees paid on debit cards issued by the Company also increased over the prior quarter due to increased transaction volumes.
Operating Expenses
Total operating expenses were $214.7 million for the second quarter of 2014, an increase of $29.6 million over the first quarter of 2014.
Personnel costs were $19.3 million higher than the first quarter of 2014. The first quarter included a $17.2 million benefit from adjustments to accruals for incentive compensation of certain executive officers of the Company. Cash-based incentive compensation, which rewards employees as they generate business opportunities for the Company by growing loans, deposits, customer relationships or other measurable metrics, was up $4.3 million over the first quarter.
Non-personnel expense increased $10.3 million over the first quarter of 2014. Mortgage banking costs increased $4.3 million compared to the prior quarter. The Company finalized hold-back claims related to purchased mortgage loan servicing rights which reduced expenses by $1.3 million in the first quarter. Accruals for mortgage loan servicing costs were higher in the second quarter. Professional fees and services expense increased $3.5 million largely due to increased risk management and regulatory compliance costs. Data processing, net occupancy expense and business promotion expense all increased over the prior quarter. BOK Financial made a $2.4 million discretionary contribution of appreciated stock to the BOKF Foundation during the first quarter. This contribution also resulted in a $1.2 million reduction in income tax expense in the first quarter.

Loans, Deposits and Capital
Loans
Outstanding loans were $13.4 billion at June 30, 2014, an increase of $349 million over the previous quarter. Commercial, commercial real estate and consumer balances all grew over the prior quarter, partially offset by a decrease in residential mortgage loan balances.
Outstanding commercial loan balances increased $316 million or 4% over March 31, 2014. Service sector loans grew by $145 million over the prior quarter. Wholesale/retail sector loans were up $92 million and energy loans grew by $76 million over the prior quarter. Unfunded energy loan commitments increased by $171 million in the second quarter to $2.8 billion. All other unfunded commercial loan commitments totaled $3.7 billion at June 30, 2014, a decrease of $129 million compared to March 31, 2014.
Commercial real estate loans grew by $24 million or 1% over March 31, 2014 led by a $37 million increase in loan balances secured by industrial facilities. Loans secured by multifamily residential properties were up $15 million and other commercial real estate loan balances increased $12 million. Loans secured by office buildings decreased $42 million. Residential construction and land development loan balances were largely unchanged compared to March 31, 2014. Unfunded commercial real estate loan commitments totaled $603 million at June 30, 2014, an $80 million increase from March 31, 2014.
Dan Ellinor, Chief Operating Officer, added, “We continue to win in the competitive commercial lending market due to our reputation as a stable and reliable business partner for commercial borrowers. In the second quarter, energy, services, and wholesale/retail lending were our best performers with double-digit sequential loan growth, and Oklahoma was our fastest-growing market, contributing over 90% of total quarterly loan growth. The healthcare business, which generated strong growth for the past several quarters, was flat due to a significant number of borrowers moving to the permanent market late in the quarter. Our pipelines across the business remain healthy at present, and we expect low double-digit quarterly loan growth for the balance of the year.”
Deposits
Deposits totaled $20.6 billion at June 30, 2014, an increase of $182 million over March 31, 2014. Demand deposit balances grew by $436 million over the prior quarter. Interest-bearing transaction account balances decreased $201 million and time deposits decreased $46 million. Among the lines of business, commercial deposits increased $377 million, partially offset by a $76 million decrease in consumer deposits and a $95 million decrease in wealth management deposits. Growth in commercial deposit balances was primarily due to growth in balances attributed to energy and commercial & industrial customers during the second quarter.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at June 30, 2014. The Company's Tier 1 capital ratio was 13.63% at June 30, 2014 and 13.77% at March 31, 2014. The total capital ratio was 15.38% at June 30, 2014 and 15.55% at March 31, 2014. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 10.20% at June 30, 2014 and 10.06% at March 31, 2014.

In July 2013, banking regulators issued the final rule revising regulatory capital rules for substantially all U.S. banking organizations. The new capital rule will be effective for BOK Financial on January 1, 2015. The new capital rule establishes a 7% threshold for the Tier 1 common equity ratio consisting of a minimum level plus a capital conservation buffer. The Company expects to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital, consistent with the treatment under current capital rules. BOK Financial's Tier 1 common equity ratio based on the existing Basel I standards was 13.46% as of June 30, 2014. Based on our interpretation of the new capital rule, our estimated Tier 1 common equity ratio on a fully phased-in basis would be 12.35%, 535 basis points above the 7% regulatory threshold.
Credit Quality
Nonperforming assets totaled $255 million or 1.88% of outstanding loans and repossessed assets at June 30, 2014 compared to $256 million or 1.94% of outstanding loans and repossessed assets at March 31, 2014. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $145 million or 1.09% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2014 and $153 million or 1.18% at March 31, 2014, a decrease of $7.9 million.
Nonaccruing loans totaled $97 million or 0.72% of outstanding loans at June 30, 2014 compared to $105 million or 0.80% of outstanding loans at March 31, 2014. New nonaccruing loans identified in the second quarter totaled $14 million, offset by $13 million in payments received, $5.9 million in foreclosures and repossessions and $3.5 million in charge-offs. At June 30, 2014, nonaccruing commercial loans totaled $17 million or 0.20% of outstanding commercial loans, nonaccruing commercial real estate loans totaled $34 million or 1.30% of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $44 million or 2.21% of outstanding residential mortgage loans.
BOK Financial had net recoveries of $2.0 million for the second quarter of 2014 and $2.5 million for the first quarter of 2014. Gross charge-offs totaled $3.5 million for the second quarter, compared to $2.8 million for the previous quarter. Recoveries totaled $5.5 million for the second quarter of 2014 and $5.4 million for the first quarter of 2014.
After evaluating all credit factors, the Company determined that no provision for credit losses was necessary during the second quarter of 2014. The combined allowance for credit losses totaled $192 million or 1.43% of outstanding loans and 199% of nonaccruing loans at June 30, 2014. The allowance for loan losses was $191 million and the accrual for off-balance sheet credit losses was $1.3 million.
Real estate and other repossessed assets totaled $100 million at June 30, 2014, primarily consisting of $65 million of 1-4 family residential properties (including $50 million guaranteed by U.S. government agencies), $17 million of developed commercial real estate properties, $12 million of undeveloped land and $6.1 million of residential land and land development properties.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.7 billion at June 30, 2014 and $9.9 billion at March 31, 2014. At June 30, 2014, the available for sale portfolio consisted primarily of $7.3 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At June 30, 2014 the available for sale securities portfolio had a net unrealized gain of $85 million compared to a net unrealized gain of $15 million at March 31, 2014. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at June 30, 2014 increased $47 million during the second quarter to $85 million . Commercial mortgage-backed securities had a net unrealized loss of $14 million at June 30, 2014, compared to a net unrealized loss of $36 million at March 31, 2014.
In the second quarter of 2014, the Company recognized a minimal net gain from sales of $800 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in a rising rate environment. Net gains from sales of $531 million of available for sale securities in the first quarter of 2014 totaled $1.2 million.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to fluctuations in residential mortgage interest rates during the second quarter of 2014, the value of our mortgage servicing rights decreased by $6.4 million. The value of securities and interest rate derivative contracts held as an economic hedge increased by $4.9 million.

Conference Call and Webcast

The Company will hold a conference call at 9:00 a.m. central time on Wednesday, July 30, 2014 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10049802.

About BOK Financial Corporation
BOK Financial is a $28 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2014 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2014	March 31, 2014	June 30, 2013
ASSETS
Cash and due from banks	$615,479	$645,435	$507,551
Interest-bearing cash and cash equivalents	732,395	708,571	570,836
Trading securities	101,097	86,571	190,591
Investment securities	649,937	668,976	615,790
Available for sale securities	9,699,146	9,933,723	10,698,074
Fair value option securities	185,674	160,884	205,756
Restricted equity securities	91,213	85,643	157,847
Residential mortgage loans held for sale	325,875	226,512	301,057
Loans:
Commercial	8,367,661	8,051,706	7,708,120
Commercial real estate	2,654,978	2,631,407	2,317,096
Residential mortgage	2,008,215	2,018,675	2,039,785
Consumer	396,004	376,066	375,781
Total loans	13,426,858	13,077,854	12,440,782
Allowance for loan losses	(190,690)	(188,318)	(203,124)
Loans, net of allowance	13,236,168	12,889,536	12,237,658
Premises and equipment, net	280,286	279,257	271,191
Receivables	115,991	114,437	136,605
Goodwill	377,780	364,570	359,759
Intangible assets, net	36,576	31,561	26,242
Mortgage servicing rights	155,740	153,774	132,889
Real estate and other repossessed assets, net	100,111	95,515	110,112
Derivative contracts, net	357,680	218,507	546,206
Cash surrender value of bank-owned life insurance	289,231	286,932	280,047
Receivable on unsettled securities sales	14,025	18,199	182,147
Other assets	479,366	396,111	277,842
TOTAL ASSETS	$27,843,770	$27,364,714	$27,808,200

LIABILITIES AND EQUITY
Deposits:
Demand	$7,908,005	$7,472,287	$7,145,323
Interest-bearing transaction	9,698,404	9,899,656	9,266,560
Savings	349,629	355,596	316,375
Time	2,615,826	2,662,174	2,767,972
Total deposits	20,571,864	20,389,713	19,496,230
Funds purchased	705,573	1,166,178	747,165
Repurchase agreements	1,072,375	777,108	845,106
Other borrowings	1,231,662	1,031,693	2,481,644
Subordinated debentures	347,890	347,846	347,716
Accrued interest, taxes, and expense	100,227	160,351	175,677
Due on unsettled securities purchases	124,537	39,641	49,369
Derivative contracts, net	297,851	185,499	521,991
Other liabilities	144,145	122,086	150,420
TOTAL LIABILITIES	24,596,124	24,220,115	24,815,318
Shareholders' equity:
Capital, surplus and retained earnings	3,163,101	3,103,130	2,938,623
Accumulated other comprehensive income	49,416	6,795	19,014
TOTAL SHAREHOLDERS' EQUITY	3,212,517	3,109,925	2,957,637
Non-controlling interests	35,129	34,674	35,245
TOTAL EQUITY	3,247,646	3,144,599	2,992,882
TOTAL LIABILITIES AND EQUITY	$27,843,770	$27,364,714	$27,808,200

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ASSETS
Interest-bearing cash and cash equivalents	$635,140	$549,473	$559,918	$654,591	$408,224
Trading securities	116,186	92,409	127,011	124,689	181,866
Investment securities	658,793	671,756	672,722	621,104	610,940
Available for sale securities	9,800,934	10,076,942	10,434,810	10,558,677	11,060,700
Fair value option securities	164,684	165,515	167,490	169,299	216,312
Restricted equity securities	97,016	85,234	123,009	155,938	144,332
Residential mortgage loans held for sale	219,308	185,196	217,811	225,789	261,977
Loans:
Commercial	8,266,455	7,971,712	7,737,883	7,602,950	7,606,919
Commercial real estate	2,622,866	2,605,264	2,352,915	2,359,120	2,286,674
Residential mortgage	1,983,926	1,998,620	1,998,980	2,043,332	2,013,004
Consumer	391,214	372,330	371,798	396,694	370,847
Total loans	13,264,461	12,947,926	12,461,576	12,402,096	12,277,444
Allowance for loan losses	(189,329)	(186,979)	(193,309)	(201,616)	(206,807)
Total loans, net	13,075,132	12,760,947	12,268,267	12,200,480	12,070,637
Total earning assets	24,767,193	24,587,472	24,571,038	24,710,567	24,954,988
Cash and due from banks	481,944	473,758	324,349	386,331	546,558
Derivative contracts, net	291,325	287,363	314,530	377,664	401,485
Cash surrender value of bank-owned life insurance	287,725	285,592	283,289	280,909	278,501
Receivable on unsettled securities sales	108,825	114,708	83,016	90,014	135,964
Other assets	1,549,809	1,489,875	1,526,566	1,409,247	1,341,828
TOTAL ASSETS	$27,486,821	$27,238,768	$27,102,788	$27,254,732	$27,659,324

LIABILITIES AND EQUITY
Deposits:
Demand	$7,654,225	$7,312,076	$7,356,063	$7,110,079	$6,888,983
Interest-bearing transaction	9,850,991	9,900,823	9,486,136	9,276,136	9,504,128
Savings	355,459	336,576	323,123	317,912	315,421
Time	2,636,444	2,686,041	2,710,019	2,742,970	2,818,533
Total deposits	20,497,119	20,235,516	19,875,341	19,447,097	19,527,065
Funds purchased	574,926	1,021,755	748,074	776,356	789,302
Repurchase agreements	914,892	773,127	752,286	799,175	819,373
Other borrowings	1,294,932	1,038,747	1,551,591	2,175,747	2,172,417
Subordinated debentures	347,868	347,824	347,781	347,737	347,695
Derivative contracts, net	243,619	258,729	294,315	330,819	334,877
Due on unsettled securities purchases	166,521	116,295	152,078	111,998	330,926
Other liabilities	270,220	341,701	327,519	300,880	310,015
TOTAL LIABILITIES	24,310,097	24,133,694	24,048,985	24,289,809	24,631,670
Total equity	3,176,724	3,105,074	3,053,803	2,964,923	3,027,654
TOTAL LIABILITIES AND EQUITY	$27,486,821	$27,238,768	$27,102,788	$27,254,732	$27,659,324

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Interest revenue	$182,631	$186,777	$361,751	$376,823
Interest expense	16,534	17,885	33,012	36,479
Net interest revenue	166,097	168,892	328,739	340,344
Provision for credit losses	—	—	—	(8,000)
Net interest revenue after provision for credit losses	166,097	168,892	328,739	348,344
Other operating revenue:
Brokerage and trading revenue	39,056	32,874	68,572	64,625
Transaction card revenue	31,510	29,942	60,644	57,633
Fiduciary and asset management revenue	29,543	24,803	55,265	47,116
Deposit service charges and fees	23,133	23,962	45,822	46,928
Mortgage banking revenue	29,330	36,596	52,174	76,572
Bank-owned life insurance	2,274	2,236	4,380	5,462
Other revenue	9,208	8,760	18,060	17,902
Total fees and commissions	164,054	159,173	304,917	316,238
Loss on other assets, net	(52)	(1,666)	(4,316)	(1,199)
Gain (loss) on derivatives, net	831	(2,527)	1,799	(3,468)
Gain (loss) on fair value option securities, net	4,176	(9,156)	6,836	(12,327)
Change in fair value of mortgage servicing rights	(6,444)	14,315	(10,905)	16,973
Gain on available for sale securities, net	4	3,753	1,244	8,608
Total other-than-temporary impairment losses	—	(1,138)	—	(1,138)
Portion of loss recognized in (reclassified from) other comprehensive income	—	586	—	339
Net impairment losses recognized in earnings	—	(552)	—	(799)
Total other operating revenue	162,569	163,340	299,575	324,026
Other operating expense:
Personnel	123,714	128,110	228,147	253,765
Business promotion	7,150	5,770	12,991	11,223
Charitable contributions to BOKF Foundation	—	—	2,420	—
Professional fees and services	11,054	8,381	18,619	15,366
Net occupancy and equipment	18,789	16,909	35,685	33,390
Insurance	4,467	4,044	9,008	7,789
Data processing and communications	29,071	26,734	56,206	52,184
Printing, postage and supplies	3,429	3,580	6,970	7,254
Net losses and operating expenses of repossessed assets	1,118	282	2,550	1,528
Amortization of intangible assets	949	875	1,765	1,751
Mortgage banking costs	7,960	7,910	11,594	15,264
Other expense	7,006	8,326	13,856	15,390
Total other operating expense	214,707	210,921	399,811	414,904

Net income before taxes	113,959	121,311	228,503	257,466
Federal and state income taxes	37,230	41,423	74,731	88,519

Net income	76,729	79,888	153,772	168,947
Net income (loss) attributable to non-controlling interests	834	(43)	1,287	1,052
Net income attributable to BOK Financial Corporation shareholders	$75,895	$79,931	$152,485	$167,895

Average shares outstanding:
Basic	68,359,945	67,993,822	68,318,689	67,904,599
Diluted	68,511,378	68,212,497	68,475,802	68,126,751

Net income per share:
Basic	$1.10	$1.16	$2.21	$2.45
Diluted	$1.10	$1.16	$2.20	$2.44

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Capital:
Period-end shareholders' equity	$3,212,517	$3,109,925	$3,020,049	$2,991,244	$2,957,637
Risk weighted assets	$20,224,135	$19,720,418	$19,389,381	$19,366,620	$19,157,978
Risk-based capital ratios:
Tier 1	13.63%	13.77%	13.77%	13.51%	13.37%
Total capital	15.38%	15.55%	15.56%	15.35%	15.28%
Leverage ratio	10.26%	10.17%	10.05%	9.80%	9.43%
Tangible common equity ratio[1]	10.20%	10.06%	9.90%	9.73%	9.38%
Tier 1 common equity ratio	13.46%	13.59%	13.59%	13.33%	13.19%

Common stock:
Book value per share	$46.39	$45.00	$43.88	$43.49	$43.03
Market value per share:
High	$70.66	$69.69	$66.32	$69.36	$65.95
Low	$61.64	$62.34	$60.81	$62.93	$60.52
Cash dividends paid	$27,706	$27,637	$27,523	$26,135	$26,118
Dividend payout ratio	36.51%	36.08%	37.72%	34.51%	32.68%
Shares outstanding, net	69,256,958	69,111,167	68,829,450	68,787,584	68,739,208

Performance ratios (quarter annualized):
Return on average assets	1.11%	1.14%	1.07%	1.10%	1.16%
Return on average equity	9.58%	10.00%	9.48%	10.13%	10.59%
Net interest margin	2.75%	2.71%	2.74%	2.75%	2.80%
Efficiency ratio	63.62%	59.69%	68.50%	66.03%	63.11%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,212,517	$3,109,925	$3,020,049	$2,991,244	$2,957,637
Less: Goodwill and intangible assets, net	(414,356)	(396,131)	(384,323)	(385,166)	(386,001)
Tangible common equity	$2,798,161	$2,713,794	$2,635,726	$2,606,078	$2,571,636

Total assets	$27,843,770	$27,364,714	$27,015,432	$27,166,367	$27,808,200
Less: Goodwill and intangible assets, net	(414,356)	(396,131)	(384,323)	(385,166)	(386,001)
Tangible assets	$27,429,414	$26,968,583	$26,631,109	$26,781,201	$27,422,199

Tangible common equity ratio	10.20%	10.06%	9.90%	9.73%	9.38%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Other data:
Fiduciary assets	$32,716,648	$31,296,565	$30,137,092	$29,593,140	$28,280,214
Mortgage servicing portfolio	$14,626,291	$14,045,642	$13,718,942	$13,298,479	$12,741,651
Mortgage commitments	$546,864	$387,755	$258,873	$351,196	$547,508
Mortgage loans funded for sale	$1,090,629	$727,516	$848,870	$1,080,167	$1,196,038
Mortgage loan refinances to total fundings	25%	32%	29%	30%	48%
Tax equivalent adjustment	$2,803	$2,551	$2,467	$2,565	$2,647
Net unrealized gain (loss) on available for sale securities	$85,480	$15,446	$(37,929)	$7,425	$42,233

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$831	$968	$(931)	$31	$(2,526)
Gain (loss) on fair value option securities, net	4,074	2,585	(3,013)	(89)	(9,102)
Gain (loss) on economic hedge of mortgage servicing rights	4,905	3,553	(3,944)	(58)	(11,628)
Gain (loss) on changes in fair value of mortgage servicing rights	(6,444)	(4,461)	6,093	(346)	14,315
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(1,539)	$(908)	$2,149	$(404)	$2,687

Net interest revenue on fair value option securities	$721	$790	$811	$741	$910

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Interest revenue	$182,631	$179,120	$183,120	$185,428	$186,777
Interest expense	16,534	16,478	16,876	17,539	17,885
Net interest revenue	166,097	162,642	166,244	167,889	168,892
Provision for credit losses	—	—	(11,400)	(8,500)	—
Net interest revenue after provision for credit losses	166,097	162,642	177,644	176,389	168,892
Other operating revenue:
Brokerage and trading revenue	39,056	29,516	28,515	32,338	32,874
Transaction card revenue	31,510	29,134	29,134	30,055	29,942
Fiduciary and asset management revenue	29,543	25,722	25,074	23,892	24,803
Deposit service charges and fees	23,133	22,689	23,440	24,742	23,962
Mortgage banking revenue	29,330	22,844	21,876	23,486	36,596
Bank-owned life insurance	2,274	2,106	2,285	2,408	2,236
Other revenue	9,208	8,852	12,048	8,314	8,760
Total fees and commissions	164,054	140,863	142,372	145,235	159,173
Gain (loss) on other assets, net	(52)	(4,264)	651	(377)	(1,666)
Gain (loss) on derivatives, net	831	968	(930)	31	(2,527)
Gain (loss) on fair value option securities, net	4,176	2,660	(2,805)	(80)	(9,156)
Change in fair value of mortgage servicing rights	(6,444)	(4,461)	6,093	(346)	14,315
Gain on available for sale securities, net	4	1,240	1,634	478	3,753
Total other-than-temporary impairment losses	—	—	—	(1,436)	(1,138)
Portion of loss recognized in (reclassified from) other comprehensive income	—	—	—	(73)	586
Net impairment losses recognized in earnings	—	—	—	(1,509)	(552)
Total other operating revenue	162,569	137,006	147,015	143,432	163,340
Other operating expense:
Personnel	123,714	104,433	125,662	125,799	128,110
Business promotion	7,150	5,841	6,020	5,355	5,770
Charitable contributions to BOKF Foundation	—	2,420	—	2,062	—
Professional fees and services	11,054	7,565	10,003	7,183	8,381
Net occupancy and equipment	18,789	16,896	19,103	17,280	16,909
Insurance	4,467	4,541	4,394	3,939	4,044
Data processing and communications	29,071	27,135	28,196	25,695	26,734
Printing, postage and supplies	3,429	3,541	3,126	3,505	3,580
Net losses and operating expenses of repossessed assets	1,118	1,432	1,618	2,014	282
Amortization of intangible assets	949	816	842	835	875
Mortgage banking costs	7,960	3,634	7,071	8,753	7,910
Other expense	7,006	6,850	9,384	7,878	8,326
Total other operating expense	214,707	185,104	215,419	210,298	210,921
Net income before taxes	113,959	114,544	109,240	109,523	121,311
Federal and state income taxes	37,230	37,501	35,318	33,461	41,423
Net income	76,729	77,043	73,922	76,062	79,888
Net income (loss) attributable to non-controlling interests	834	453	946	324	(43)
Net income attributable to BOK Financial Corporation shareholders	$75,895	$76,590	$72,976	$75,738	$79,931

Average shares outstanding:
Basic	$1.10	$1.11	$1.06	$1.10	$1.16
Diluted	$1.10	$1.11	$1.06	$1.10	$1.16
Net income per share:
Basic	68,359,945	68,273,685	68,095,254	68,049,179	67,993,822
Diluted	68,511,378	68,436,478	68,293,758	68,272,861	68,212,497

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Commercial:
Energy	$2,419,788	$2,344,072	$2,351,760	$2,311,991	$2,384,746
Services	2,377,065	2,232,471	2,282,210	2,148,551	2,204,253
Wholesale/retail	1,318,151	1,225,990	1,201,364	1,181,806	1,175,543
Manufacturing	452,866	444,215	391,751	382,460	386,133
Healthcare	1,394,156	1,396,562	1,274,246	1,160,212	1,118,810
Other commercial and industrial	405,635	408,396	441,890	386,055	438,635
Total commercial	8,367,661	8,051,706	7,943,221	7,571,075	7,708,120

Commercial real estate:
Residential construction and land development	184,779	184,820	206,258	216,456	225,654
Retail	642,110	640,506	586,047	556,918	553,412
Office	394,217	436,264	411,499	422,043	459,558
Multifamily	677,403	662,674	576,502	520,454	500,452
Industrial	342,080	305,207	243,877	245,022	253,990
Other commercial real estate	414,389	401,936	391,170	388,336	324,030
Total commercial real estate	2,654,978	2,631,407	2,415,353	2,349,229	2,317,096

Residential mortgage:
Permanent mortgage	1,020,928	1,033,572	1,062,744	1,078,661	1,095,871
Permanent mortgages guaranteed by U.S. government agencies	188,087	184,822	181,598	163,919	156,887
Home equity	799,200	800,281	807,684	792,185	787,027
Total residential mortgage	2,008,215	2,018,675	2,052,026	2,034,765	2,039,785

Consumer	396,004	376,066	381,664	395,031	375,781

Total	$13,426,858	$13,077,854	$12,792,264	$12,350,100	$12,440,782

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Bank of Oklahoma:
Commercial	$3,101,513	$2,782,997	$2,902,140	$2,801,979	$2,993,247
Commercial real estate	598,790	593,282	602,010	564,141	569,780
Residential mortgage	1,490,171	1,505,702	1,524,212	1,497,027	1,503,457
Consumer	187,914	179,733	192,283	207,360	211,744
Total Bank of Oklahoma	5,378,388	5,061,714	5,220,645	5,070,507	5,278,228

Bank of Texas:
Commercial	3,107,808	3,161,203	3,052,274	2,858,970	2,849,888
Commercial real estate	995,182	969,804	816,574	853,857	813,659
Residential mortgage	251,290	256,332	260,544	263,945	263,916
Consumer	147,322	136,782	131,297	129,144	105,390
Total Bank of Texas	4,501,602	4,524,121	4,260,689	4,105,916	4,032,853

Bank of Albuquerque:
Commercial	381,843	351,454	342,336	325,542	296,036
Commercial real estate	309,421	305,080	308,829	306,914	314,871
Residential mortgage	137,110	131,932	133,900	131,756	133,058
Consumer	12,346	12,972	13,842	14,583	14,364
Total Bank of Albuquerque	840,720	801,438	798,907	778,795	758,329

Bank of Arkansas:
Commercial	71,859	73,804	81,556	73,063	61,414
Commercial real estate	85,633	81,181	78,264	84,364	85,546
Residential mortgage	8,334	7,898	7,922	10,466	10,691
Consumer	6,323	6,881	8,023	9,426	11,819
Total Bank of Arkansas	172,149	169,764	175,765	177,319	169,470

Colorado State Bank & Trust:
Commercial	856,323	825,315	735,626	748,331	786,262
Commercial real estate	200,995	213,850	190,355	158,320	146,137
Residential mortgage	60,360	57,345	62,821	66,475	62,490
Consumer	23,330	22,095	22,686	22,592	23,148
Total Colorado State Bank & Trust	1,141,008	1,118,605	1,011,488	995,718	1,018,037

Bank of Arizona:
Commercial	446,814	453,799	417,702	379,817	355,698
Commercial real estate	292,799	301,266	257,477	250,129	258,938
Residential mortgage	41,059	42,899	47,111	49,109	51,774
Consumer	7,821	7,145	7,887	7,059	4,947
Total Bank of Arizona	788,493	805,109	730,177	686,114	671,357

Bank of Kansas City:
Commercial	401,501	403,134	411,587	383,373	365,575
Commercial real estate	172,158	166,944	161,844	131,504	128,165
Residential mortgage	19,891	16,567	15,516	15,987	14,399
Consumer	10,948	10,458	5,646	4,867	4,369
Total Bank of Kansas City	604,498	597,103	594,593	535,731	512,508

TOTAL BOK FINANCIAL	$13,426,858	$13,077,854	$12,792,264	$12,350,100	$12,440,782

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Bank of Oklahoma:
Demand	$3,785,922	$3,476,876	$3,432,940	$3,442,831	$3,552,328
Interest-bearing:
Transaction	5,997,474	6,148,712	6,318,045	5,565,462	5,644,959
Savings	210,330	211,770	191,880	189,186	185,345
Time	1,195,586	1,209,002	1,214,507	1,197,617	1,179,869
Total interest-bearing	7,403,390	7,569,484	7,724,432	6,952,265	7,010,173
Total Bank of Oklahoma	11,189,312	11,046,360	11,157,372	10,395,096	10,562,501

Bank of Texas:
Demand	2,617,194	2,513,729	2,481,603	2,498,668	2,299,632
Interest-bearing:
Transaction	1,957,236	1,967,107	1,966,580	1,853,586	1,931,758
Savings	67,012	70,890	64,632	63,368	63,745
Time	606,248	621,925	638,465	667,873	692,888
Total interest-bearing	2,630,496	2,659,922	2,669,677	2,584,827	2,688,391
Total Bank of Texas	5,247,690	5,173,651	5,151,280	5,083,495	4,988,023

Bank of Albuquerque:
Demand	515,554	524,191	502,395	491,894	455,580
Interest-bearing:
Transaction	489,378	516,734	529,140	541,565	525,481
Savings	36,442	37,481	33,944	34,003	34,096
Time	309,540	320,352	327,281	334,946	346,506
Total interest-bearing	835,360	874,567	890,365	910,514	906,083
Total Bank of Albuquerque	1,350,914	1,398,758	1,392,760	1,402,408	1,361,663

Bank of Arkansas:
Demand	44,471	40,026	38,566	33,378	31,778
Interest-bearing:
Transaction	205,216	212,144	144,018	205,891	187,223
Savings	2,287	2,264	1,986	1,919	1,974
Time	41,155	32,312	32,949	35,184	37,272
Total interest-bearing	248,658	246,720	178,953	242,994	226,469
Total Bank of Arkansas	293,129	286,746	217,519	276,372	258,247

Colorado State Bank & Trust:
Demand	396,185	399,820	409,942	375,060	367,407
Interest-bearing:
Transaction	566,320	536,438	541,675	536,734	519,584
Savings	29,234	28,973	26,880	27,782	27,948
Time	385,252	399,948	407,088	424,225	451,168
Total interest-bearing	980,806	965,359	975,643	988,741	998,700
Total Colorado State Bank & Trust	1,376,991	1,365,179	1,385,585	1,363,801	1,366,107

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Bank of Arizona:
Demand	293,836	265,149	204,092	188,365	186,382
Interest-bearing:
Transaction	379,170	409,200	364,736	339,158	376,305
Savings	2,813	2,711	2,432	2,511	2,238
Time	37,666	37,989	34,391	36,285	35,490
Total interest-bearing	419,649	449,900	401,559	377,954	414,033
Total Bank of Arizona	713,485	715,049	605,651	566,319	600,415

Bank of Kansas City:
Demand	254,843	252,496	246,739	301,780	252,216
Interest-bearing:
Transaction	103,610	109,321	69,857	77,414	81,250
Savings	1,511	1,507	1,252	1,080	1,029
Time	40,379	40,646	41,312	23,890	24,779
Total interest-bearing	145,500	151,474	112,421	102,384	107,058
Total Bank of Kansas City	400,343	403,970	359,160	404,164	359,274

TOTAL BOK FINANCIAL	$20,571,864	$20,389,713	$20,269,327	$19,491,655	$19,496,230

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.24%	0.20%	0.18%	0.22%	0.27%
Trading securities	2.40%	2.85%	1.73%	2.25%	2.40%
Investment securities:
Taxable	5.64%	5.64%	5.75%	5.78%	5.88%
Tax-exempt	1.63%	1.67%	1.66%	1.60%	1.88%
Total investment securities	3.01%	3.04%	3.12%	3.22%	3.58%
Available for sale securities:
Taxable	1.94%	1.90%	1.89%	1.92%	1.94%
Tax-exempt	4.44%	3.11%	2.74%	2.81%	3.59%
Total available for sale securities	1.96%	1.91%	1.89%	1.93%	1.96%
Fair value option securities	1.94%	1.99%	2.06%	1.80%	1.92%
Restricted equity securities	5.26%	4.68%	5.06%	3.05%	4.05%
Residential mortgage loans held for sale	4.63%	3.46%	4.16%	3.87%	3.54%
Loans	3.85%	3.89%	4.01%	4.06%	4.12%
Allowance for loan losses
Loans, net of allowance	3.91%	3.95%	4.07%	4.13%	4.19%
Total tax-equivalent yield on earning assets	3.02%	2.99%	3.02%	3.03%	3.10%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.10%	0.10%	0.11%	0.11%	0.12%
Savings	0.12%	0.12%	0.12%	0.13%	0.15%
Time	1.55%	1.56%	1.55%	1.55%	1.57%
Total interest-bearing deposits	0.40%	0.41%	0.42%	0.43%	0.44%
Funds purchased	0.07%	0.06%	0.08%	0.07%	0.10%
Repurchase agreements	0.08%	0.08%	0.06%	0.06%	0.06%
Other borrowings	0.40%	0.40%	0.31%	0.28%	0.27%
Subordinated debt	2.52%	2.52%	2.48%	2.52%	2.54%
Total cost of interest-bearing liabilities	0.42%	0.41%	0.42%	0.42%	0.43%
Tax-equivalent net interest revenue spread	2.60%	2.58%	2.60%	2.61%	2.67%
Effect of noninterest-bearing funding sources and other	0.15%	0.13%	0.14%	0.14%	0.13%
Tax-equivalent net interest margin	2.75%	2.71%	2.74%	2.75%	2.80%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Nonperforming assets:
Nonaccruing loans:
Commercial	$17,103	$19,047	$16,760	$19,522	$20,869
Commercial real estate	34,472	39,305	40,850	52,502	58,693
Residential mortgage	44,340	45,380	42,320	39,256	40,534
Consumer	765	974	1,219	1,624	2,037
Total nonaccruing loans	96,680	104,706	101,149	112,904	122,133
Accruing renegotiated loans guaranteed by U.S. government agencies	57,818	55,507	54,322	50,099	48,733
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	49,720	45,638	37,431	37,906	32,155
Other	50,391	49,877	54,841	70,216	77,957
Total real estate and other repossessed assets	100,111	95,515	92,272	108,122	110,112
Total nonperforming assets	$254,609	$255,728	$247,743	$271,125	$280,978
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$145,124	$153,011	$155,213	$182,543	$200,007

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$1,619	$1,759	$1,860	$1,953	$2,277
Services	3,669	4,581	4,922	6,927	7,448
Wholesale / retail	5,885	6,854	6,969	7,223	6,700
Manufacturing	3,507	3,565	592	843	876
Healthcare	1,422	1,443	1,586	1,733	2,670
Other commercial and industrial	1,001	845	831	843	898
Total commercial	17,103	19,047	16,760	19,522	20,869
Commercial real estate:
Residential construction and land development	15,146	16,547	17,377	20,784	21,135
Retail	4,199	4,626	4,857	7,914	8,406
Office	3,591	6,301	6,391	6,838	7,828
Multifamily	—	—	7	4,350	6,447
Industrial	631	886	252	—	—
Other commercial real estate	10,905	10,945	11,966	12,616	14,877
Total commercial real estate	34,472	39,305	40,850	52,502	58,693
Residential mortgage:
Permanent mortgage	32,952	36,342	34,279	31,797	32,747
Permanent mortgage guaranteed by U.S. government agencies	1,947	1,572	777	577	83
Home equity	9,441	7,466	7,264	6,882	7,704
Total residential mortgage	44,340	45,380	42,320	39,256	40,534
Consumer	765	974	1,219	1,624	2,037
Total nonaccruing loans	$96,680	$104,706	$101,149	$112,904	$122,133

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Performing loans 90 days past due[1]	$67	$1,991	$1,415	$188	$2,460

Gross charge-offs	$(3,522)	$(2,848)	$(3,113)	$(4,708)	$(8,552)
Recoveries	5,524	5,360	6,068	4,409	6,210
Net recoveries (charge-offs)	$2,002	$2,512	$2,955	$(299)	$(2,342)

Provision for credit losses	$—	$—	$(11,400)	$(8,500)	$—

Allowance for loan losses to period end loans	1.42%	1.44%	1.45%	1.57%	1.63%
Combined allowance for credit losses to period end loans	1.43%	1.45%	1.47%	1.59%	1.65%
Nonperforming assets to period end loans and repossessed assets	1.88%	1.94%	1.92%	2.18%	2.24%
Net charge-offs (annualized) to average loans	(0.06)%	(0.08)%	(0.09)%	0.01%	0.08%
Allowance for loan losses to nonaccruing loans	197.24%	179.86%	183.29%	172.12%	166.31%
Combined allowance for credit losses to nonaccruing loans	198.59%	181.46%	185.35%	173.54%	167.63%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.